UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2006
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5740 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

3050 East Hillcrest Drive
Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)
(805) 446-4800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 2.02. Results of Operations and Financial Condition.
     On October 4, 2006, the Company issued a press release updating its earnings guidance for the fiscal quarter ended September 30, 2006. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated in this Item 2.02 by this reference.
Item 7.01. Regulation FD Disclosure.
     On October 4, 2006, the Company issued a press release announcing its proposed offering of $200 million of convertible senior notes due 2026. A copy of the press release is attached as Exhibit 99.2 to this Report and is incorporated in this Item 7.01 by this reference.
     The information contained, or incorporated by reference, in Item 2.02 and Item 7.01 is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in Item 2.02 or Item 7.01 of this Report. The furnishing of the information in Item Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated October 4, 2006 updating third quarter guidance.
99.2	Press release dated October 4, 2006 announcing proposed offering.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED
Date: October 4, 2006	By:	/s/ Carl C. Wertz
Carl C. Wertz,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated October 4, 2006 updating third quarter guidance.
99.2	Press release dated October 4, 2006 announcing proposed offering.